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                                                                    EXHIBIT 23.4


                 [LETTERHEAD OF OILFIELD PRODUCTION CONSULTANTS]


April 27, 2004

CanArgo Energy Corporation
P.O. Box 291
St. Peter Port
Guernsey
GY1 3RR
British Isles


RE:  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

With respect to our report effective date January 1, 2004, issued March 12, 2004, we hereby consent to the use of our name under the caption "Experts" and references to experts from the aforementioned document to be included in or made part of the Form S-3 Registration Statement being filed by CanArgo Energy Corporation.

For & on Behalf of
OILFIELD PRODUCTION CONSULTANTS


/s/ PIERS JOHNSON
MANAGING DIRECTOR